                                                                    EXHIBIT 10.5
                                                                    ------------

                             EMPLOYMENT AGREEMENT


          This Employment Agreement is entered into as of March 21, 1997 between JFAX Communications, Inc. (the "Company") and Mr. Nehemia Zucker ("Employee").

          The parties agree as follows with respect to the employment by the Company of the Employee:

          1.   Position of Employee.  The Employee will continue as the Chief
               --------------------
Operating and Financial Officer of the Company, until such time as the Board of Directors of the Company determines otherwise.

          2.   Term of Employment.  The Employee's employment with the Company
               ------------------
preceded the date of this Agreement and shall continue for an indefinite period of time, but this Agreement and such employment may be terminated by either the Company or the Employee at will, by notice to the other party, and whether or not there shall be Cause (as defined below) or any other reason for such termination. However, in case the Company shall terminate this Agreement and the employment of Employee hereunder without Cause, then the Company will pay severance to

Employee, according to the schedule of regular salary amounts as set forth below, for a period of six months after the date of such termination, or if earlier, to the date Employee commences new employment (such severance pay shall not, in any event, be less than one month's pay); provided that this sentence shall not be applicable until such time as Employee has moved his residency to California to take up his duties with the Company in California.

          3.   Salary.  Employee's salary shall be at the annual rate of
               ------
$150,000, payable bi-weekly or on such other basis as the Company establishes for employees generally, subject to applicable withholdings.

          4.   Bonus.  Employee shall be entitled each year to participate in
               -----
the bonus plan established by the Company for management personnel up to a maximum of 50% of his annual salary level. Each annual bonus shall be determined by the Board of Directors of the Company, based on meeting performance objectives for Employee as established from time to time between the Company and the Employee. The next two sentences will only be applicable to the current fiscal year of the Company, provided that the Company and Employee will jointly consider at a later date whether the same or a similar provision should apply to subsequent fiscal years of the Company. Employee shall be entitled at the end of each of the first three fiscal quarters of the current fiscal year of the Company to draw against a portion of the potential annual bonus amount for such fiscal year, in the amount of $16,667 per quarter or $50,000 in the aggregate. The remaining portion of the potential annual bonus amount (i.e., $25,000) for the current fiscal year of the Company will only be available at such time as the annual bonus is determined, and any prior draw as aforesaid will be subject to refund by Employee if not earned, provided that, in lieu of such refund, Employee may elect to have the refund amount be added to the loan to Employee under Section 7 below.

          5.   Stock Options.  Employee agrees with the Company that, except as
               -------------
provided in the following provisions, he owns no shares of the Company's capital stock and has no stock options or other rights to acquire any of such shares, any prior ownership or entitlement of the Employee being embodied in the following provisions. Employee also disclaims and/or waives any entitlement to any brokers or finders fee or commission in connection with any fundings of or investments in the Company. Employee is hereby granted options to purchase fifty (50) shares of the Company's common stock at an exercise price of $3,851.89 per share. Such options shall vest one-twelfth each fiscal quarter at the end of each of the first 12 quarterly periods after the date hereof, the first such vesting on June 30, 1997, and shall expire not later than the 10th anniversary of this Agreement. Employee also has existing options (i.e., a
                                                                    - -
prior award or awards) to acquire (a) four (4) shares and (b) forty (40) shares, respectively, of the Company's common stock each at the exercise price of $1.00 per share, all of which options are already vested and such options have a term of 10 years and may be exercised at any time until their termination whether or not Employee ceases to be employed by the Company. All stock options of Employee shall otherwise be subject to customary anti-dilution adjustments and other provisions, including vesting upon a change of control, and, if and when practicable, registration of the subject shares on Form S-8, as established for employee stock options generally, it being agreed, however, that with respect to the 50 above-mentioned options exercisable at $3,851.89 per share, if such options, or any of them, shall become vested in the future, and Employee ceases to be employed by the Company, at a time when the Company has not yet gone public, then for purposes of the timing of any exercise of such options, but not for purposes of vesting, Employee will be treated as if he had left the employment of the Company thirty days after the date the Company goes public.

          [Paragraph 6 intentionally omitted]

          7.   Loan by Company.  Company agrees to loan $100,000 to Employee,
               ---------------
for a period of four years (subject to extension as provided below) with interest at 6.32% per annum, which loan shall be recourse only against the 40 share stock option exercisable at $1.00 per share referred to in paragraph 6 above, or against the shares issuable upon exercise thereof, and which loan shall be secured by a pledge of such options and/or shares by Employee to the Company. In case Employee is still employed by the Company at the end of the four-year original term of such loan, and the Company has not yet gone public, then Employee shall have the right to extend the maturity date of the loan for a period ending at the earliest to occur of: (a) the date of termination of Employee's employment by the Company, (b) the date six months after the closing of Company's initial public offering, or (c) the date Employee sells the shares, or the entitlement to shares, that secures such loan, or otherwise sells a substantial portion of his shares in the Company. The principal of such loan may be increased as referred to in the final sentence of Section 4 above. Interest on such loan shall not be payable currently, but shall be added to principal on a semi-annual compounding basis, and be payable together with the principal at maturity. The Company and Employee will sign appropriate loan documents to evidence and secure this loan.

          8.   Expenses.  The Company will reimburse Employee for customary,
               --------
ordinary and necessary business expenses incurred by Employee in performing his duties and activities on behalf of the Company. The Company will also reimburse Employee for his expenses of relocating to California up to a maximum amount of $20,000. Such expenses will be reimbursed only upon presentation by Employee of appropriate documentation to substantiate such expenses.

          9.   Benefits.  Employee shall be entitled to vacation, holidays,
               --------
health insurance and other employee benefits on the same terms and conditions as similarly situated employees. The Company specifically reserves the unrestricted right to amend, decrease or abolish any such benefits at any time so long as Employee is not treated less favorably than similarly situated employees. Employee shall be solely responsible for his own taxes in respect of salary, bonus, stock options, loan by Company, expenses and benefits hereunder. The Company shall be entitled to withhold from any thereof as and to the extent required by law.

          10.  No Other Employment.  During his employment with the Company,
               -------------------
Employee shall devote all his professional efforts to enhance the business of the Company, and the Employee shall not engage in any other activity in competition with or that would be adverse to the Company.

          11.  Inventions and Copyrights.  The Employee hereby irrevocably
               -------------------------
assigns to the Company and its successors and assigns his entire right, title and interest in and to all Inventions (as defined below), copyrights and/or designs which the Employee has made or may hereafter make, conceive, develop or perfect, either alone or jointly with others, either: (i) during the term of his employment by the Company (the "Term"), if such Invention, copyright and/or design is related to the business of the Company or its affiliates or is related to their research or development work; (ii) with the use of any amount or part of Trade Secrets (as defined below) of the Company or its affiliates; or (iii) in any part whatsoever during working hours during the Term of his employment or while the Employee was doing any work for the Company or its affiliates.

          12.  No Disclosure of Confidential Information. The Employee
               -----------------------------------------
recognizes, acknowledges and agrees that as a result of or in connection with his employment he will have access to and obtain certain Confidential Information, as defined below, relating to the Company's business and not generally known to the public or to the Company's competitors. The Employee recognizes, acknowledges and agrees that the Confidential Information constitutes a valuable, special and unique asset to the Company, access to and knowledge of which is essential to the performance of the employee's duties. The Employee specifically agrees that, except as directed by the Company's Board of Directors or its Chief Executive Officer or as required by law, the Employee will not at any time during or after the Term use or disclose any Confidential Information to any person whomsoever or allow any Confidential Information to be disclosed to any person whomsoever except in the good faith performance of his duties.

          13.  Survival of Certain Provisions of this Agreement.  Paragraphs 11,
               ------------------------------------------------
12 and 14 of this Agreement shall survive any termination of this Agreement and Employee's employment, regardless of whether such termination was voluntary or involuntary; for Cause or without Cause; by voluntary resignation or involuntary discharge; by the Employee's death or disability; or otherwise.

          14.  Definitions.  As used in this Agreement, the following terms have
               -----------
the following meanings:

          "Cause" shall mean (i) any act or failure to act, done or omitted in bad faith, (ii) persistent unavailability for service, habitual neglect, material misconduct (after notice and a reasonable opportunity to cure) or dishonesty, or (iii) conviction of a felony (other than ordinary traffic violations or similar minor offenses).

          "Inventions" means and refers to any process, computer software (including all manifestations and variations thereof) technique, machine, device, composition of matter, instrument, tool or formula which is new or which the Employee has a reasonable basis to believe may be new, whether or not patentable or reduced to practice by the Company, its parent or its affiliates or any other person, corporation, or other entity, including, without limitation, inventions, Trade Secrets as defined below, know-how and software.

          "Proprietary Information" means and refers to any and all non-public materials and information of the Company (which has not become known or available to the public or within the Company's industry) and/or any of the Company's parents, affiliates, owners, clients, customers, suppliers, agents, licensees or licensors of a confidential, proprietary or secret nature including, but not limited to, the Company's, its parents' and affiliates' customers and prospects, employee lists, business and strategic plans, marketing programs and surveys, pricing information, research and development plans and activities, software source code and documentation, and financial results, reports and statements.

          "Trade Secrets" means and refers to information, including a formula, pattern, compilation, program, device, method, technique or process that: (i) derives independent economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

          "Confidential Information" means and refers, collectively, to all Inventions, Proprietary Information and Trade Secrets, and each of them, as those terms are respectively defined in this Paragraph 14.

          15.  Notices.  All notices required or permitted hereunder shall be
               -------
given in writing to the respective party at the address or facsimile telephone number set forth below and shall be deemed given seventy-two (72) hours after deposit in the United States certified mail, return-receipt requested, first-class, postage prepaid. Notices delivered by overnight service shall be deemed to have been given upon delivery or refusal of the same, charges prepaid to the United States Postal Service or private courier. If any notice is transmitted by facsimile or similar means, the same shall be deemed served or delivered upon confirmation of transmission thereof, provided that a hard copy of such notice is delivered by overnight service on the next business day following such facsimile transmission. Either party may, by notice to the other, specify a different address for notice purposes.

          If to the Company:

               JFAX Communications, Inc.
               c/o Orchard Capital Corporation
               10960 Wilshire Boulevard, Suite 500
               Los Angeles, CA  90024
               Fax: (310) 893-1651

          If to Employee:

               Mr. Nehemia Zucker
               10935 Avenida Santa Ana
               Boca Raton, FL 33495
               Fax: (212) 208-2555

          16.  General Provisions.  This Agreement shall not be assigned by
               ------------------
either party without the prior written consent of the other party, which consent will not unreasonably be withheld. However, the obligations and benefits of the Employee hereunder are personal and generally not assignable or delegable by him. Any waiver of any provision or of any breach of any provision of this Agreement shall be in writing and shall not be deemed to waive any other provision or any other breach of this Agreement. This Agreement contains the entire agreement between the Company and the Employee concerning the subject matter hereof and supersedes any and or prior agreements or understandings, oral or written, between the parties relating to the subject matter hereof and Employee's employment by the Company. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF.

          IN WITNESS WHEREOF, the Company and the Employee have each duly executed this Agreement on the date first written above.


                              JFAX Communications, Inc.


                              By:  /s/ Jens Muller
                                  ---------------------

                                  Name:   Jens Muller
                                  Title:  President



                                  /s/ Nehemia Zucker
                              -------------------------
                                  Nehemia Zucker